Exhibit 23.01

Consent of Independent Auditors

The Board of Directors of
Guilford Pharmaceuticals Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-17833, No. 333-72319, No. 333-30814, No. 333-56092, No. 333-71218) and the registration statement on Form S-3 (Registration No. 333-63576) of Guilford Pharmaceuticals Inc. of our report dated February 8, 2002, relating to the consolidated balance sheets of Guilford Pharmaceuticals Inc. and subsidiaries (the “Company”) as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which reports appear in the December 31, 2001 annual report on Form 10-K of Guilford Pharmaceuticals Inc. Our report refers to a change in the Company’s revenue recognition policy for non-refundable upfront fees in 2000.

/s/ KPMG

Philadelphia, Pennsylvania
March 25, 2002